Exhibit 99.1
QUESTCOR APPOINTS JASON ZIELONKA, M.D. CHIEF MEDICAL OFFICER
— Steve Cartt assumes new title of Chief Business Officer —
UNION CITY, CA/February 4, 2010 — Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR) announced today that Jason Zielonka, M.D., (61), has been appointed to the position of Chief Medical Officer. Dr. Zielonka has accepted the Company’s offer to become Chief Medical Officer effective February 16, 2010 and will report directly to Don M. Bailey, President & Chief Executive Officer. He will lead Questcor’s Medical Affairs organization and related initiatives and is taking over these responsibilities from Steve Cartt (47), Executive Vice President, who has been leading the company’s Medical Affairs efforts since the function was created at Questcor in late 2007. In connection with this change, Steve Cartt has assumed the new title of Executive Vice President & Chief Business Officer.
“With the addition of Dr. Zielonka and the recent hiring of Dr. David Young as Chief Scientific Officer, Questcor’s management team is now poised to fully develop the value of our key asset—Acthar,” said Mr. Bailey. “This team will be working to further expand our existing markets, find new therapeutic uses for Acthar, and enhance the product life cycle of this important drug. Further, we are now positioned to intelligently explore opportunities to make the selective and economically prudent acquisitions of pharmaceutical assets, such as other compatible marketed products.”
“As the head of Medical Affairs for Questcor, Jason will assume overall responsibility for collaborating with researchers on the more than two dozen on-going clinical and pre-clinical studies involving Acthar currently being sponsored by the Company,” commented Mr. Bailey. “Nearly half of these research projects are evaluating Acthar in its on-label indication of nephrotic syndrome, a kidney disorder having high unmet medical need and significant commercial potential. Jason will also provide overall leadership for our team of medical science liaisons who regularly interface with the medical researchers performing these studies, as well as other physicians. In addition, Jason will oversee Questcor’s Medical Information department, a crucially important function which provides medical data and information to physicians regarding the safe and effective use of Acthar. We also will look to Jason to play an integral role in our strategy to identify and evaluate additional diseases and disorders where Acthar could provide therapeutic value. We anticipate that Jason will make a significant contribution to our continued success.”
“This transition will allow Steve to re-focus his energy on our business development and commercial functions,” added Mr. Bailey. “Steve will continue to have overall commercial responsibility at Questcor, and will also now take the lead role in our careful, diligent exploration of possible new opportunities to build Questcor’s product portfolio and ongoing revenue stream. This initiative is just getting started. Meanwhile, Dr. David Young, our Chief Scientific Officer, who joined our management team in the fourth quarter of 2009, remains responsible for Questcor activities related to our sNDA filing with the FDA, as well as the company’s product life cycle management.” Mr. Bailey concluded, “Jason’s appointment ends the interim-CMO activities of Carol Trapnell, M.D. We thank Carol for her excellent contribution to our recent acceptance by the FDA of our sNDA application. We look forward to her continued involvement in our on-going efforts to achieve approval of Acthar for the treatment of infantile spasms.”
Prior to joining Questcor, Dr. Zielonka was the Senior Medical Director for Trial Methodology at Ortho-McNeil Janssen, Johnson and Johnson’s primary U.S. pharmaceuticals business. He also held senior positions in Clinical Research and Medical Affairs at Pfizer, DuPont Pharmaceuticals and Bristol-Myers Squibb, as well as several other pharmaceutical companies. Prior to joining the pharmaceutical industry, Dr. Zielonka was Chief of Nuclear Medicine Services at the Veterans’ Administration Medical Center and Assistant Professor of Radiology at the Medical College of Wisconsin.
Dr. Zielonka received his B.S. in Electrical Science and Engineering from the Massachusetts Institute of Technology, his M.D. from the Yale University School of Medicine and his Nuclear Medicine fellowship training at the Harvard Medical School.
Current Position Openings at Questcor (contact Human Resources—email: hr3@questcor.com):
     —Direct to Patient Marketing
     —Product Manager-Marketing
     —Business Development
     —Sales Representative—St. Louis, Missouri

About Questcor
Questcor Pharmaceuticals, Inc. is a pharmaceutical company that markets H.P. Acthar® Gel (repository corticotropin injection). H.P. Acthar Gel (“Acthar”) is an injectable drug that is approved for the treatment of certain disorders with an inflammatory component, including the treatment of exacerbations associated with multiple sclerosis (“MS”) and to induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that is due to lupus erythamatosus. In addition, Acthar is not indicated for, but is used in treating patients with infantile spasms (“IS”), a rare form of refractory childhood epilepsy, and opsoclonus myoclonus syndrome, a rare autoimmune-related childhood neurological disorder. The Company also markets Doral® (quazepam), which is indicated for the treatment of insomnia characterized by difficulty in falling asleep, frequent nocturnal awakenings, and/or early morning awakenings. For more information, please visit www.questcor.com.
Note: Except for the historical information contained herein, this press release contains forward-looking statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “if,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:

—	Questcor’s ability to continue to successfully implement its Acthar-centric business strategy, including its expansion in the MS marketplace;
—	Questcor’s ability to manage its sales force expansion;
—	FDA approval of and the market introduction of competitive products and our inability to market Acthar in IS prior to approval of IS as a labeled indication;
—	Questcor’s ability to operate within an industry that is highly regulated at both the Federal and state level;
—	Regulatory changes or actions including Federal or State health care reform initiatives;
—	Questcor’s ability to accurately forecast the demand for its products;
—	The gross margin achieved from the sale of its products;
—	Questcor’s ability to estimate the quantity of Acthar used by government entities and Medicaid-eligible patients;
—	That the actual amount of rebates and chargebacks related to the use of Acthar by government entities, including the Department of Defense Tricare network, and Medicaid-eligible patients may differ materially from Questcor’s estimates;
—	Questcor’s expenses and other cash needs for upcoming periods;
—	The inventories carried by Questcor’s distributors, specialty pharmacies and hospitals;
—	Volatility in Questcor’s monthly and quarterly Acthar shipments and end-user demand;
—	Questcor’s ability to obtain finished goods from its sole source contract manufacturers on a timely basis if at all;
—	Questcor’s ability to attract and retain key management

personnel;
—	Questcor’s ability to utilize its NOLs to reduce income taxes on taxable income;
—	Research and development risks, including risks associated with Questcor’s sNDA for IS and its preliminary work in the area of nephrotic syndrome;
—	Uncertainties regarding Questcor’s intellectual property;
—	The uncertainty of receiving required regulatory approvals in a timely way, or at all;
—	Uncertainties in the credit and capital markets and the impact a further deterioration of these markets could have on Questcor’s investment portfolio;
—	Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2008 and other documents filed with the Securities and Exchange Commission.
The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.
Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
For more information, please visit www.questcor.com or www.acthar.com.

CONTACT:
Questcor	Investors	Media
Don Bailey	EVC Group	EVC Group
dbailey@Questcor.com	Barbara Domingo, 415-896-6820	Chris Gale, 646-201-5431
510-400-0776	Douglas Sherk, 415-896-6820